INDEX

SECTION                             PAGE
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ROTH INDIVIDUAL RETIREMENT ANNUITY
(IRA) ENDORSEMENT

      Contributions                               1
      Distributions                               4
      Nonforfeitability                           6
      Transferability Restrictions                6
      Limit on Withdrawals                        6
      Reinstatement                               6
      General Terms                               7

9513(0303)                                  - I -

ROTH INDIVIDUAL RETIREMENT ANNUITY (IRA)
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ENDORSEMENT

         Effective as of the later of the Date of Issue of the contract or January 1, 2002, the contract is amended and modified as follows. In the event of a conflict between this endorsement and the underlying contract to which it is attached, the provisions of this endorsement will prevail.

         The contract is established for the exclusive benefit of the Owner or the Owner's beneficiaries. While this endorsement is in effect during the lifetime of the Annuitant, the Annuitant must be the Owner of the contract.

CONTRIBUTIONS

         1. Maximum Permissible Amount

         Except in the case of a qualified rollover contribution or a re-characterization (as defined in item (6), below), no contribution will be accepted unless it is in cash and the total of such contributions to all the individual's Roth IRA's for a taxable year does not exceed the applicable amount (as defined in item (2), below), or the individual's compensation (as defined in item (8), below), if less, for that taxable year.

         The contribution described in the previous sentence that may not exceed the lesser of the applicable amount or the individual's compensation is referred to as a "regular contribution." A "qualified rollover contribution" is a rollover contribution that meets the requirements of section 408(d)(3) of the Internal Revenue Code, except the one-rollover-per-year rule of section 408(d){3){B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a "non-Roth IRA" ). Contributions may be limited under items (3) through
         (5), below.

         2. Applicable Amount

         The applicable amount is determined under (a) or (b), below:

            a) If the individual is under age 50, the applicable amount is
               $3,000 for any taxable year beginning in 2002 through 2004, $4,000 for any taxable year beginning in 2005 through 2007, and $5,000 for any taxable year beginning in 2008 and years thereafter.

            b) If the individual is 50 or older, the applicable amount is $3,500 for any taxable year beginning in 2002 through 2004, $4,500 for any taxable year beginning in 2005, $5,000 for any taxable year beginning in 2006 through 2007, and $6,000 for any taxable year beginning in 2008 and years thereafter.

         After 2008, these limits will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 219(b)(5)(C}. Such adjustments will be in multiples of $500.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9513(0303)                                                                Page 1
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         3. Regular Contribution Limit

         If (a) and/or (b), below, apply, the maximum regular contribution that can be made to all the individual's Roth IRA's for a taxable year is the smaller amount determined under (a) or (b):

            a) The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI" defined in item (7), below) in accordance with the following table:

Filing Status     Full Contribution        Phase Out Range      No Contribution
                                            Modified AGI
Single or Head     $95,000 or less         Between $95,000     $110,000 or more
of Household                                 and $110,000

Joint Return      $150,OOO or less         Between $150,000    $160,000 or more
or Qualifying                              and $160,OOO
Widow(er)

Married
Separate Return         $0             Between $0 and $10,000   $10,000 or more

         If the individual's modified 'AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under this table for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200.

            b) If the individual makes regular contributions to both Roth and non-Roth IRA's for a taxable year, the maximum regular contribution that can be made to all the individual's Roth IRA's for that taxable year is reduced by the regular contributions made to the individual's non-Roth IRA's for the taxable year.

         4. Qualified Rollover Contribution Limit

         A rollover from a non-Roth IRA cannot be made to this IRA if, for the year the amount is distributed from the non-Roth IRA, the individual:

            a) is married and files a separate return;
            b) is not married and has modified AGI in excess of $100,000; or
            c) is married and together the individual and the individual's spouse have modified AGI in excess of $100,000.

         In determining the Qualified Rollover Contribution Limit, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year.

         5. SIMPLE-IRA Limits


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9513(0303)                                                                Page 2
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         No contributions will be accepted under a SIMPLE-IRA plan established by any employer pursuant to section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE-IRA plan will be accepted from a SIMPLE-IRA, that is, an IRA used in conjunction with a SIMPLE-IRA plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE-IRA plan.

         6. Re-characterization

         A regular contribution to a non-Roth IRA may be re-characterized pursuant to the rules in section 1.408A-S of the regulations as a regular contribution to this IRA, subject: to the limits in item (3), above.

         7. Modified AGI

         For purposes of items (3) and (4), above, an individual's modified AGI for a taxable year is defined in section 408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a rollover from a non-Roth IRA (a "conversion" ).

         8. Compensation

         For purposes of item (I), above, compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, bur not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, section 401(c)(2) shall be applied as if the term "trade or business" for purposes of section 1402 include service described in subsection (c)(6).

         Compensation docs not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation does not include any amount received as a pension or annuity or as deferred compensation.

         The term "compensation" shall include any amount includible in the individual's gross income under section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2). In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a non-Roth IRA.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9513(0303)                                                                Page 3
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DISTRIBUTIONS

         No amount is required to be distributed prior to the earlier of:

            a) the death of the individual for whose benefit the account was originally established; and
            b) the maturity of the contract.

         1. Notwithstanding any provision of this IRA to the contrary, the distribution of the individual's interest in the.1RA shall be made in accordance with the requirements of Code section 408(b)(3), as modified by section 408A(c){S), and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined under item (3) of this provision) must satisfy the requirements of Code section 408(a)(6), as modified by section 408A(c)(5), and the regulations thereunder, rather than the distribution rules in items (2), (3), (4) and (5), below.

         2. Upon the death of the individual, his or her entire interest will be distributed at least as rapidly as follows:

            a) If the designated beneficiary is someone other than the individual's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the individual's death, or, if elected, in accordance with item
               (2)(c), below,


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9513(0303)                                                                Page 4
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            b) If the individual's sole designated beneficiary is the
               individual's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of die individual's death (or by the end of the calendar year in which the individual would have attained age 70 112, of later), over such spouse's life, or, if elected, in accordance with item (2)(c), below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with item (2)(c), below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

            c) If there is no designated beneficiary, or if applicable by operation of item (2)(a) or (2)(b), above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the individual's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under item (2)(b), above).

            d) Life expectancy is determined using the Single Life Table in
               Q&A-1 of section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sale" designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life "expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in item (2)(a) or (2)(b) and reduced by 1 for each subsequent year.

         3. The "interest" in the IRA includes the amount of any outstanding rollover, transfer and re-characterization under Q&As-7 and -8 of section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9513(0303)                                                                Page 5
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         4. For purposes of paragraph (2)(b), above, required distributions are considered to commence on the date distributions are required to begin to the surviving spouse under such paragraph. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, then required distributions arc considered to commence on the annuity starting date.

         5. If the sale designated beneficiary is the individual's surviving spouse, the spouse may elect to treat the IRA as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA or fails to take required distributions as a beneficiary.

NONFORFEITABILITY

         The interest of the Owner is nonforfeitable.

TRANSFERABILITY
RESTRICTIONS

         This contract is not transferable by the Owner to anyone except to us. The Limit on Transfer provision of the contract applies.

LIMIT ON WITHDRAWALS

         We will not pay a Withdrawal Benefit if the Owner is under S9 1/2 and not disabled unless the intended use of the funds is set forth in the withdrawal request.

REINSTATEMENT

         If the premium payments are interrupted, the contract will be reinstated at any date prior to maturity upon payment of a premium to the insurance company, and the minimum premium amount for reinstatement shall be $50, however, the insurance company may at its option either accept additional future payments or terminate the contract by payment in cash of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9513(0303)                                                                Page 6
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GENERAL TERMS

         References to IRC sections and to Income Tax Regulations are intended also to reference those items as amended and supplemented.

         We may amend the terms of this contract without the prior consent of the Owner if such amendment:

            a) applies to all contracts with this endorsement; and
            b) is in response to changes to federal law.

         Any refund of premiums (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future premiums or the purchase of additional benefits.

         We will send annual calendar year reports to the Owner concerning the Status of this contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

Signed for National Life Insurance Company at its Home Office in Montpelier, Vermont, by

/s/ Thomas H. MacLeay
---------------------
Chairman of the Board and
Chief Executive Officer


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9513(0303)                                                                Page 7